As filed with the Securities and Exchange Commission on December 30, 2024

Registration No. 333-226663

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORTIS INC.

(Exact name of registrant as specified in its charter)

Newfoundland and Labrador, Canada (State or other jurisdiction of incorporation or organization)	98-0352146 (I.R.S. Employer Identification No.)

Fortis Place, Suite 1100 5 Springdale Street St. John’s, Newfoundland and Labrador Canada (709) 737-2800 (Address of Principal Executive Offices)	A1E 0E4 (Zip Code)

Tucson Electric Power Company 401(k) Plan

(Full title of plan)

FortisUS Inc.

c/o The Corporation Trust Company
Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address and telephone number, including area code, of agent for service)

with copies to:

James R. Reid

Executive Vice President, Sustainability and Chief Legal Officer

Fortis Inc.

Fortis Place, Suite 1100

5 Springdale Street

St. John’s, Newfoundland and Labrador, Canada

A1E 0E4

(709) 737-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (the “Amendment”) to that certain Registration Statement No. 333-226663 on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2018, as amended by the Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission on September 3, 2019 (together, the “Registration Statement”), is being filed by Fortis Inc. (the “Registrant”) in accordance with Rule 462(d) under the Securities Act of 1933, as amended, solely to add the following exhibits: (i) Exhibit 4.8, the Fourth Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of December 31, 2020; (ii) Exhibit 4.9, the Tucson Electric Power Company 401(k) Plan, as amended and restated as of January 1, 2022; and (iii) Exhibit 4.10, the First Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of December 16, 2024.

The Registration Statement is hereby amended to add Exhibit 4.8, Exhibit 4.9 and Exhibit 4.10 as exhibits to the Registration Statement. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibit Index attached to this Amendment is incorporated herein by reference as the list of exhibits.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. John’s, Province of Newfoundland and Labrador, Country of Canada, on December 30, 2024.

FORTIS INC.

By:	/s/ Jocelyn H. Perry
Name:	Jocelyn H. Perry
Title:	Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 has been signed by the following persons in their respective capacities and on the dates indicated

Name	Title	Date

/s/ David G. Hutchens	President and Chief Executive Officer, Director	December 30, 2024
David G. Hutchens	(Principal Executive Officer)

/s/ Jocelyn H. Perry	Executive Vice President, Chief Financial Officer	December 30, 2024
Jocelyn H. Perry	(Principal Financial Officer and Accounting Officer)

	Chairman of the Board of Directors	December 30, 2024
Jo Mark Zurel

*	Director	December 30, 2024
Tracey C. Ball

*	Director	December 30, 2024
Pierre J. Blouin

*	Director	December 30, 2024
Lawrence T. Borgard

*	Director	December 30, 2024
Maura J. Clark

Lisa Crutchfield	Director	December 30, 2024

*	Director	December 30, 2024
Margarita K. Dilley

*	Director	December 30, 2024
Julie A. Dobson

	Director	December 30, 2024
Lisa L. Durocher

Signature Page  to Form S-8 POS

	Director	December 30, 2024
Gianna M. Manes

	Director	December 30, 2024
Donald R. Marchand

* By:	/s/ Jocelyn H. Perry
	Name:	Jocelyn H. Perry
	Title:	Attorney-in-fact

Date: December 30, 2024

Signature Page  to Form S-8 POS

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on December 30, 2024.

TUCSON ELECTRIC POWER COMPANY 401(K) PLAN

By:	/s/ Martha B. Pritz
Name:	Martha B. Pritz
Title:	Chair of the Tucson Electric Power Company Pension Committee

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 2, solely in the capacity of the duly authorized representative of Fortis Inc. in the United States, on December 30, 2024.

FORTISUS INC.

By:	/s/ David G. Hutchens
Name:	David G. Hutchens
Title:	President and Chief Executive Officer

Plan Signature Page to Form S-8 POS

Exhibit Index

Exhibit	Description
4.1*	Articles of Continuance of Fortis Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)

4.2*	Bylaws of Fortis Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-4 filed with the Commission on March 17, 2016)

4.3*	Advance Notice Bylaw No. 2 of Fortis Inc. (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K filed with the Commission on January 9, 2020)

4.4*	Tucson Electric Power Company 401(k) Plan, as amended and restated, effective as of January 1, 2015

4.5*	First Amendment to the Tucson Electric Power Company 401(k) Plan, effective as of September 4, 2018

4.6*	Second Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of October 30, 2018

4.7*	Third Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of June 20, 2019

4.8	Fourth Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of December 31, 2020 (filed herewith)

4.9	Tucson Electric Power Company 401(k) Plan, as amended and restated as of January 1, 2022 (filed herewith)

4.10	First Amendment to the Tucson Electric Power Company 401(k) Plan, dated as of December 16, 2024 (filed herewith)

23.1	Consent of Deloitte LLP (filed herewith)

24.1*	Power of Attorney

* Previously filed